UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 10, 2012

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(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15225 N. 49th Street Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

(602) 595-4997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2012, Stephen J. Antol resigned as the Chief Financial Officer and Principal Financial and Accounting Officer of El Capitan Precious Metals, Inc. (the “Company”) due to health reasons.  Mr. Antol, who has served as Chief Financial Officer and Principal Financial and Accounting Officer of the Company since April 30, 2009, intends to continue to serve the Company in a non-executive capacity.

On February 14, 2012, the Board of Directors of the Company appointed John F. Stapleton as the Chief Financial Officer and Principal Financial and Accounting Officer of the Company.  Mr. Stapleton currently serves as a director of the Company. Mr. Stapleton is 68 years of age, and has extensive experience with early-stage development companies and contributes a unique set of skills needed to achieve a focused strategy, early-stage funding, basic infrastructure and business model, all of which are central to creating a solid business platform to launch and scale a successful venture. Mr. Stapleton has a history of founding and supporting more than 25 emerging technology companies. As a senior officer and investor, Mr. Stapleton has been instrumental in the development and financing of several companies. Mr. Stapleton currently serves as a director on the emerging company boards of Advanced Circulatory Systems, Dermatrends and Visible Customer.  Mr. Stapleton’s compensation as a director of the Company is set forth in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ John F. Stapleton
Date: February 16, 2012		Name: John F. Stapleton
Title: Chief Financial Officer